Exhibit 99.1

SANTARUS CONTACTS: Martha L. Hough, VP Finance & Investor Relations +1 (858) 314-5824 Debra P. Crawford, Chief Financial Officer +1 (858) 314-5708	PHARMING CONTACTS: Sijmen de Vries, CEO Tel: +31 (0)71 524 7400

INVESTOR CONTACTS: Westwicke Partners, LLC Stefan Loren, Ph.D. (sloren@westwicke.com) +1 (858) 356-5930 Robert Uhl (robert.uhl@westwicke.com) +1 (858) 356-5932	FTI Consulting Julia Phillips/John Dineen Tel: +44 (0)207 269 7193

For Immediate Release

SANTARUS AND PHARMING ANNOUNCE FDA ACCEPTANCE FOR REVIEW

OF RUCONEST (RECOMBINANT HUMAN C1 ESTERASE INHIBITOR)

BIOLOGICS LICENSE APPLICATION

SAN DIEGO & Leiden, The Netherlands (June 18, 2013) – Santarus, Inc. (NASDAQ: SNTS) and Pharming Group NV (NYSE Euronext: PHARM) today announced that the U.S. Food and Drug Administration (FDA) has accepted for filing the Biologics License Application (BLA) for the investigational drug RUCONEST® (recombinant human C1 esterase inhibitor) 50 IU/kg. Santarus and Pharming are seeking U.S. marketing approval of RUCONEST for the treatment of acute angioedema attacks in patients with hereditary angioedema (HAE). The FDA indicated that as part of its review it plans to present the BLA to the Blood Products Advisory Committee. Pursuant to the Prescription Drug User Fee Act (PDUFA) guidelines, Santarus and Pharming expect the FDA will complete its review or otherwise respond to the RUCONEST BLA by April 16, 2014.

The safety and efficacy of RUCONEST for the treatment of HAE attacks were evaluated in a clinical program that included a Phase III randomized placebo-controlled study conducted under a Special Protocol Assessment agreement with the FDA. The RUCONEST clinical program also included two additional randomized placebo-controlled studies and several open label treatment studies.

“RUCONEST is the first recombinant C1 esterase inhibitor developed with the goal of treating the pain and swelling associated with acute HAE attacks,” said Gerald T. Proehl, president and chief executive officer of Santarus. “We believe RUCONEST has the potential to be an important new therapeutic option for patients experiencing acute HAE attacks based on the data contained in the BLA from ten clinical studies covering 940 administrations of the drug.”

“Acceptance of the BLA is a pivotal event for Pharming and represents the most significant step to date in our efforts to obtain marketing approval for RUCONEST in the U.S.,” said Sijmen de Vries, chief executive officer of Pharming. “We look forward to working with our colleagues at Santarus to move RUCONEST through the U.S. regulatory process, and ultimately provide a new HAE therapy to physicians and the patients they treat.”

Santarus licensed certain exclusive rights from Pharming to commercialize RUCONEST in North America for the treatment of acute attacks of HAE as well as other potential future indications. Under the terms of the license agreement, a $5 million milestone is payable to Pharming as a result of the FDA acceptance for review of the BLA for RUCONEST.

About RUCONEST and Hereditary Angioedema

RUCONEST (INN conestat alfa) is a recombinant version of the human protein C1 esterase inhibitor, and is produced with Pharming’s proprietary transgenic technology. RUCONEST is approved in Europe for the treatment of acute angioedema attacks in patients with HAE, a genetic disorder in which the patient is deficient in or lacks a functional plasma protein C1 esterase inhibitor, resulting in unpredictable and debilitating episodes of intense swelling. The swelling may occur in one or more anatomical areas, including the extremities, face, trunk, genitals, abdomen and upper airway. The frequency and severity of HAE attacks vary and are most serious when they involve laryngeal edema, which can close the upper airway and cause death by asphyxiation. According to the U.S. Hereditary Angioedema Association, epidemiological estimates for HAE range from one in 10,000 to one in 50,000 individuals. RUCONEST is an investigational drug in the U.S. and has been granted orphan drug designation by the FDA both for the treatment of acute attacks of HAE and for prophylactic treatment of HAE.

About Pharming Group NV

Pharming Group NV is developing innovative products for the treatment of unmet medical needs. RUCONEST® is a recombinant human C1 esterase inhibitor approved for the treatment of angioedema attacks in patients with HAE in all 27 EU countries plus Norway, Iceland and Liechtenstein, and is distributed in the EU by Swedish Orphan Biovitrum. RUCONEST® is partnered with Santarus, Inc. (NASDAQ: SNTS) in North America and a Biologics License Application for RUCONEST is under review by the U.S. Food and Drug Administration. The product is also being evaluated for various follow-on indications. Pharming has a unique GMP compliant, validated platform for the production of recombinant human proteins that has proven capable of producing industrial volumes of high quality recombinant human protein in a more economical way compared to current cell based technologies. Pharming now plans to utilise this platform for the development of rhFVIII for the treatment of Haemophilia A. Additional information is available on the Pharming website, www.pharming.com.

About Santarus

Santarus, Inc. is a specialty biopharmaceutical company focused on acquiring, developing and commercializing proprietary products that address the needs of patients treated by physician specialists. The company’s current commercial efforts are focused on five products. UCERIS® (budesonide) extended release tablets for the induction of remission in patients with active, mild to moderate ulcerative colitis and ZEGERID® (omeprazole/sodium bicarbonate) for the treatment of certain upper gastrointestinal disorders are promoted to gastroenterologists. GLUMETZA® (metformin hydrochloride extended release tablets) and CYCLOSET® (bromocriptine mesylate) tablets, which are indicated as adjuncts to diet and exercise to improve glycemic control in adults with type 2 diabetes, and FENOGLIDE® (fenofibrate) tablets, which is indicated as an adjunct to diet to reduce high cholesterol, are promoted to endocrinologists and other physicians who treat patients with type 2 diabetes. Full prescribing and safety information for Santarus’ products is available at www.santarus.com or by contacting Santarus at 1-888-778-0887.

Santarus’ product development pipeline includes the investigational drug RUCONEST® (recombinant human C1 esterase inhibitor). A Biologics License Application for RUCONEST for the treatment of acute angioedema attacks in patients with hereditary angioedema is under review by the U.S Food and Drug Administration with a response expected in April 2014. Santarus is also developing rifamycin SV MMX®, which is in Phase III clinical testing for the treatment of travelers’ diarrhea. In addition, the company has completed a Phase I clinical program with SAN-300, an investigational monoclonal antibody. More information about Santarus is available at www.santarus.com.

Santarus and Pharming caution you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus or Pharming that any of its plans or objectives will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus and Pharming’s businesses, including, without limitation: whether the FDA will approve the RUCONEST BLA in a timely manner or at all; whether the FDA will concur with the clinical interpretation of the Phase III study results or the conduct of the study; whether the FDA ultimately will require additional clinical studies or other development programs before approving RUCONEST; risks related to Santarus’ dependence on Pharming for many functions related to RUCONEST, and Pharming’s ability to continue to perform these functions based on its limited financial resources; risks related to the license and supply arrangements between Santarus and Pharming, including the potential for termination of the arrangements; other difficulties or delays in development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus and Pharming’s products; and other risks detailed in prior press releases as well as in public periodic filings with the Securities and Exchange Commission, including Santarus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and neither Santarus nor Pharming undertakes any obligation to revise or update this news release to reflect events or circumstances after the date hereof, except as may be required by law. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Santarus® , FENOGLIDE®, UCERIS®, and ZEGERID® are registered trademarks of Santarus, Inc. GLUMETZA® is a trademark of Biovail Laboratories International S.r.l. licensed exclusively in the United States to Depomed, Inc. CYCLOSET® is a trademark of VeroScience LLC. MMX® is a trademark of Cosmo Technologies Limited. RUCONEST® is a trademark of Pharming Group N.V.

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